Exhibit 99.1


                          AMENDMENT TO PROMISSORY NOTE

         As of the 30th day of March, 2006, each of Cubic Energy, Inc., a Texas corporation, and Tauren Exploration, Inc., a Texas corporation, agree to this amendment of a promissory note.

         WHEREAS, on February 6, 2006, Cubic Energy, Inc. ("Cubic") made a promissory note in favor of Tauren Exploration, Inc. ("Tauren") in the amount of US$1,300,000.00 (the "NOTE");

         WHEREAS, Cubic and Tauren each agree to amend the NOTE as provided herein; and

         WHEREAS, other than as amended herein, the NOTE shall remain in full force and effect.


         NOW THEREFORE, FOR ALL GOOD AND VALUABLE CONSIDERATION, including but not limited to all consideration recited herein, the sufficiency of which is hereby acknowledged, Cubic and Tauren agree as follows:

1. Pursuant to Section 1.1. of the Note, the maturity date of all principal and interest due under the Note is amended to now read "on or before April 15, 2007", in the stead of "on or before April 3, 2006".

2. The first  clause of the first  sentence  of the third  paragraph  in Section
2.2.1. of the Note is now amended to read "At any time after April 15, 2007", in the stead of "At any time after April 3, 2006"

3. A fourth paragraph is added to Section 2.2.1. of the Note, to read as follows: Should Cubic raise sufficient net funds through the issuance of additional equity or debt on or before the maturity date of the Note to pay outstanding principal and interest due under this Note, Cubic agrees that first priority in the usage of such additional net funds raised shall be allocated toward payment under the Note.

4. Other than as amended herein, the Note, and all of its provisions and covenants, shall remain in full force and effect.

         EXECUTED AS OF THE DATE WRITTEN ABOVE.


Cubic Energy, Inc.                                      Tauren Exploration, Inc.

/s/ Jon Stuart Ross                                      /s/ Calvin Wallen
-----------------------                                 ------------------------
By:  Jon Stuart Ross                                    By:  Calvin Wallen III
Its: Secretary                                          Its: President